Exhibit 99.1

News Release

For Immediate Release

Investor Contact:	Media Contact:

Tyler Lindwall	Eric Smith
Phone: 612-704-0147	Phone: 720-772-0877
E-mail: investor.relations@vistaoutdoor.com	E-mail: media.relations@vistaoutdoor.com

Vista Outdoor Enters into Definitive Agreement to Sell Sporting Products Business to Czechoslovak Group for $1.91 Billion

•	Sale aligns with previous plan to separate the company and creates two separate highly focused businesses

•	Transaction valued at approximately 5x enterprise value to Sporting Products Fiscal Year 2024 EBITDA, including estimated standalone costs

•	Outdoor Products, recently rebranded as Revelyst, will become standalone public company upon transaction close

•	Provides preview of second quarter Fiscal Year 2024 results and revised Fiscal Year 2024 guidance

•	Company to host conference call at 9 a.m. ET. on October 16, 2023, to discuss the transaction and its preliminary second quarter FY24 results

•	Leadership appointments include Outdoor Products naming Andy Keegan as CFO and Sporting Products naming Al Kerfeld as CFO

•	Vista Outdoor postpones Investor Day planned for October 19, 2023, and will provide an update regarding a rescheduled event closer to the sale closing

ANOKA, Minn., October 16, 2023 – Vista Outdoor Inc. (NYSE: VSTO) (“Vista Outdoor”), the parent company of 41 renowned brands that design, manufacture and market sporting and outdoor products to consumers around the globe, today announced a definitive agreement to sell its Sporting Products business to Czechoslovak Group a.s. (“CSG”) for an enterprise value of $1.91 billion in an all-cash transaction subject to customary closing conditions. This transaction represents the next step in Vista Outdoor’s plan to split the company into separate entities, which was previously announced on May 5, 2022.

CSG is a leading industrial technology holding company, operating within five strategic business segments, including defense, aerospace, ammunition, mobility and business. CSG is 100% owned and led by Michal Strnad, who has transformed it into a leading Czech industrial group with a strong international footprint. CSG employs more than 10,000 people worldwide and it owns and manages a diverse portfolio of industrial and trade companies across the defense and civil sectors.

“This is an important strategic step for our company in creating value through separating our Outdoor Products and Sporting Products segments,” said Gary McArthur, interim CEO of Vista Outdoor. “The previously announced plan to separate our businesses has positioned us to execute seamlessly on this transaction, which we believe is the best path to maximize value for our stockholders, while better positioning Sporting Products and Outdoor Products for future success.”

“We are confident that CSG is a great home for our leading ammunition brands,” said Jason Vanderbrink, CEO of Sporting Products. “The company is fully committed to our iconic American brands and expanding our legacy of U.S. manufacturing, support for military and law enforcement customers, and investments in conservation and our hunting and shooting heritage. We are excited to work closely with the CSG team as we enter this next phase and position our brands for long-term success.”

Added Michal Strnad, CEO of CSG, “Jason and the Sporting Products leadership team have a strong heritage of delivering high quality products, and we are pleased to welcome them to the CSG family of companies as we partner to support their next chapter. We look forward to building on the company’s success in delivering innovative, quality products and are confident in the long-term value we can create together. We are committed to expanding their legacy of U.S. manufacturing and providing resources to accelerate their growth.”

Transaction Details

The transaction values the Sporting Products business at an enterprise value of $1.91 billion, on a cash-free, debt-free basis with a normalized level of working capital, and is supported by $1.11 billion of fully committed debt financing with the remaining amount funded by CSG. The valuation is approximately 5x enterprise value to Sporting Products FY24 EBITDA, including estimated standalone costs. To effect the transaction, Vista Outdoor will separate its Outdoor Products business from its Sporting Products business, and CSG will merge one of its subsidiaries with Vista Outdoor (holding only the Sporting Products business), with current public stockholders of Vista Outdoor receiving shares of Outdoor Products (recently rebranded as Revelyst) and approximately $750 million in cash in the aggregate. This will be treated as a taxable sale of a stockholder’s Vista Outdoor shares for the Outdoor Products shares and cash consideration they receive in the merger, allowing stockholders to recover tax basis and recognize built-in gain and loss in their Vista Outdoor shares. Relative to a divestiture of Sporting Products as an asset sale, this structure has corporate level tax of approximately $50 million versus approximately $380 million for a divestiture as an asset sale and allows for the tax-efficient return of cash to stockholders.

The transaction is expected to close in calendar year 2024, subject to approval of our stockholders, receipt of necessary regulatory approvals and other customary closing conditions.

Upon closing, Vanderbrink will remain CEO of the Sporting Products business and the U.S. headquarters will remain in Anoka, Minnesota. In connection with the transaction, the company’s approximately 4,000 employees who represent four factories and the consumer brands CCI, Federal, HEVI-Shot, Remington and Speer will continue their heritage of community and conservation support through local and national organizations.

Outdoor Products

Upon completion of the sale of the Sporting Products business to CSG, Vista Outdoor’s Outdoor Products business will become Revelyst, Inc. (“Revelyst”), an independent publicly traded company trading on the New York Stock Exchange under the ticker “GEAR.” Revelyst will leverage meticulous craftsmanship and cross-collaboration across its portfolio of category-defining brands. Brands include Fox, Bell, Giro, CamelBak, Camp Chef, Bushnell, Simms Fishing, Foresight Sports, Bushnell Golf and more. Eric Nyman will continue as CEO of Outdoor Products and become the CEO of Revelyst upon transaction close.

Leadership Update

Joining Vanderbrink on the leadership team at Sporting Products will be Al Kerfeld, CFO; Jeff Ehrich, General Counsel and Corporate Secretary; and Mark Kowalski, Controller and Chief Accounting Officer. Andy Keegan, currently vice president and interim CFO of Vista Outdoor, plans to join Revelyst as CFO.

Preview of Q2 2024 Financial Results and Guidance Update

Vista Outdoor is providing a preview of its earnings results for the second quarter of Fiscal Year 2024 (FY24). The company will announce its full second-quarter earnings results on November 2, 2023.

For the three months ended September 24, 2023, segment results versus the three months ended September 25, 2022:

Sporting Products

•

Sales are expected to be between $347 million and $352 million, a decrease driven by a challenging economic environment for consumers and market normalization which resulted in pressures across multiple categories.

•	Operating income is expected to be in the range of $91 million to $95 million.

Outdoor Products

•

Sales are expected to decrease to a range of $325 million to $330 million. The decline was driven by decreased buying across all business units as channel partners continue to be cautious with purchasing due to inventory levels and as consumers are pressured by high interest rates and other short-term factors, partially offset by inorganic sales contribution.

•	Operating income is expected to be in the range of $11 million to $15 million as retailers continue promotional pricing to move through inventory resulting in lower sales and bottom-line pressure.

These preliminary results for Q2 2024 are an estimate, based on information available to management as of the date of this release, and are subject to further changes upon completion of the Company’s quarter-end procedures. Vista Outdoor’s preliminary financial results should not be viewed as a substitute for full audited or reviewed financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on these preliminary financial results. Vista Outdoor’s independent registered public accounting firm has not completed review procedures on the preliminary financial results included in this press release or expressed any opinion or other form of assurance on such preliminary financial results. In addition, items or events may be identified or occur after the date of this press release due to the completion of operational and financial closing procedures, final review adjustments and other developments that may require Vista Outdoor to make material adjustments to the preliminary financial results included in this press release.

Outlook for Fiscal Year 2024

Due to our second quarter preliminary results, an increasingly challenging economic environment for consumers with higher interest rates expected for longer, and other short-term factors, the company is lowering full-year FY24 guidance and expects the following:

•	Sales of $2.725 billion to $2.825 billion

•	Sporting Products sales of $1.450 billion to $1.500 billion

•	Outdoor Products sales of $1.275 billion to $1.325 billion

•	Adjusted EBITDA margins between 15.50% and 16.25%

•	Sporting Products EBITDA Margin Range of 26.50% to 27.50%

•	Outdoor Products EBITDA Margin Range of 7.75% to 8.25%

•	EPS between $3.37 and $3.77 and Adjusted EPS between $3.65 and $4.05

•	Effective tax rate of approximately 19.5%

•	Interest expense in the range of $55 million to $65 million

Conference Call and Webcast Information

Vista Outdoor will hold a conference call to discuss the transaction and its preliminary second quarter FY24 results beginning at 9 a.m. ET. on October 16, 2023. The conference call will be accessible through a live webcast. Interested investors and other individuals can access the webcast and view and/or download the press releases via Vista Outdoor’s website (vistaoutdoor.com). Choose “Investors” then “Events and Presentations.” For those who cannot participate in the live webcast, a telephone recording of the conference call will be available until October 30, 2023. The telephone number is (866) 813-9403, and the confirmation code is 237970.

Investor Day Update

In connection with today’s announcement, Vista Outdoor will postpone its Investor Day, previously scheduled for October 19, 2023, in New York City. The company will provide an update regarding a rescheduled Investor Day closer to the closing of the transaction.

Advisers

Morgan Stanley & Co. LLC is acting as sole financial adviser to Vista Outdoor and Cravath, Swaine & Moore LLP is acting as legal adviser to Vista Outdoor. Moelis & Company LLC is acting as sole financial adviser to the independent directors of Vista Outdoor and Gibson, Dunn & Crutcher LLP is acting as legal adviser to the independent directors of Vista Outdoor.

J.P. Morgan is acting as sole financial adviser to Czechoslovak Group, as well as leading and structuring the acquisition financing, with Clifford Chance LLP acting as legal adviser.

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About Vista Outdoor Inc.

Vista Outdoor (NYSE: VSTO) is the parent company of more than three dozen renowned brands that design, manufacture and market sporting and outdoor products. Brands include Bushnell, CamelBak, Bushnell Golf, Foresight Sports, Fox Racing, Bell Helmets, Camp Chef, Giro, Simms Fishing, QuietKat, Stone Glacier, Federal Ammunition, Remington Ammunition and more. Our reporting segments, Outdoor Products and Sporting Products, provide consumers with a wide range of performance-driven, high-quality and innovative outdoor and sporting products. For news and information, visit our website at www.VistaOutdoor.com.

About Czechoslovak Group a.s.

Czechoslovak Group (CSG) is an international industrial technology holding company building on the tradition of the Czech and Slovak industry, owned by Michal Strnad. CSG supports the development of Czech and Slovak companies engaged in defense and civil industrial production and trade. More than 10,000 people are employed by CSG companies and affiliates. In 2022, the holding’s consolidated revenues reached 25 billion CZK. CSG operates across five strategic business segments covering aerospace, ammunition, defense, mobility and business projects. CSG’s products can be found on all continents thanks to the holding company’s strong pro-export orientation, and the number of its customers continues to grow.

Adjusted Earnings Per Share - Guidance Reconciliation Table

Adjusted EPS guidance, excluding the impact of costs incurred to date for transition costs, executive transition costs, planned separation costs, restructuring, and post-acquisition compensation, is a non-GAAP financial measure that Vista Outdoor defines as EPS excluding the impact of these items. Vista Outdoor management is presenting this measure so a reader may compare EPS, excluding these items, as this measure provides investors with an important perspective on the operating results of the Company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Updated FY24 Full-Year Adjusted EPS Guidance

	Low	High
EPS guidance including transition costs, executive transition costs, planned separation costs, restructuring, and post-acquisition compensation	$3.37	$3.77
Transition costs	0.07	0.07
Executive transition costs	0.01	0.01
Planned separation costs	0.13	0.13
Restructuring	0.06	0.06
Post-acquisition compensation	0.01	0.01

Adjusted EPS guidance	$3.65	$4.05

Adjusted EPS guidance

We incurred costs that we feel are not indicative of ongoing operations as follows:

•	transition costs for prior acquisitions to integrate into the Company such as professional fees and travel costs;

•	executive transition costs for executive search fees and related costs for the transition of our CEO and General Counsel executives;

•

costs associated with the planned sale of Sporting Products reportable segment and standup of Outdoor Products reportable segments into an independent publicly traded company, including restructuring, severance, advisory and legal fees;

•

restructuring costs related to an over $50 million cost reduction and earnings improvement program, announced during our fourth fiscal quarter of 2023, which includes severance and asset impairments related to product line reassessments, office closures, and headcount reductions across our brands and corporate teams, and;

•	post-acquisition compensation expense related to the Stone Glacier acquisition.

EBITDA Margin Guidance

Adjusted EBITDA is defined as net income before other income/(expense), interest, taxes, and depreciation and amortization, excluding certain non-recurring and non-cash items. We calculate adjusted EBITDA margin as adjusted EBITDA divided by net sales. Vista Outdoor management believes adjusted EBITDA margin provides investors with an important perspective on Vista Outdoor’s core profitability and helps investors analyze underlying trends in its business and evaluate its performance on an absolute basis and relative to its peers. Adjusted EBITDA margin should be considered in addition to, and not as a substitute for, GAAP net income margin. Vista Outdoor’s definition may differ from that used by other companies.

Vista Outdoor has not reconciled adjusted EBITDA or adjusted EBITDA margin guidance to GAAP net income or GAAP net income margin guidance because Vista Outdoor does not provide guidance for net income, which is a reconciling item between GAAP net income and non-GAAP EBITDA. Accordingly, a reconciliation to net income is not available without unreasonable effort.

No Offer or Solicitation

This communication is neither an offer to sell, nor a solicitation of an offer to buy any securities, the solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

These materials may be deemed to be solicitation material in respect of the transaction among Vista Outdoor, Revelyst, CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. (the “Transaction”). In connection with the Transaction, Revelyst, a subsidiary of Vista Outdoor, intends to file with the United States Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 in connection with the proposed issuance of shares of common stock of Revelyst to Vista Outdoor stockholders pursuant to the Transaction, which Form S-4 will include a proxy statement of Vista Outdoor that also constitutes a prospectus of Revelyst (the “proxy statement/prospectus”). INVESTORS AND STOCKHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING VISTA OUTDOOR’S PROXY STATEMENT/PROSPECTUS (IF AND WHEN AVAILABLE), BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and stockholders will be able to obtain the proxy statement/prospectus and any other documents (once available) free of charge through the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Vista Outdoor will be available free of charge on Vista Outdoor’s website at www.vistaoutdoor.com.

Participants in Solicitation

Vista Outdoor, Revelyst, CSG Elevate II Inc., CSG Elevate III Inc. and CZECHOSLOVAK GROUP a.s. and their respective directors, executive officers and certain other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from Vista Outdoor’s stockholders in respect of the Transaction. Information about Vista Outdoor’s directors and executive officers is set forth in Vista Outdoor’s proxy statement on Schedule 14A for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on June 12, 2023 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge through the SEC’s website at www.sec.gov. Additional information regarding the interests of potential participants in the solicitation of proxies in connection with the Transaction, which may, in some cases, be different than those of Vista Outdoor’s stockholders generally, will also be included in the proxy statement/prospectus relating to the Transaction, when it becomes available.

Forward-Looking Statements

Some of the statements made and information contained in this Press Release, excluding historical information, are “forward-looking statements,” including those that discuss, among other things: our plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words “believe,” “expect,” “anticipate,” “intend,” “aim,” “should” and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause our actual results to differ materially from the expectations described in such forward-looking statements, including the following: risks related to the Transaction, including (i) the failure to receive, on a timely basis or otherwise, the required approval of the Transaction by Vista Outdoor’s stockholders, (ii) the possibility that any or all of the various conditions to the consummation of the Transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals), (iii) the possibility that competing offers or acquisition proposals may be made, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the Transaction, including in circumstances which would require Vista Outdoor to pay a termination fee, (v) the effect of the announcement or pendency of the Transaction on Vista Outdoor’s ability to attract, motivate or retain key executives and employees, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally, (vi) risks related to the Transaction diverting management’s attention from Vista Outdoor’s ongoing business operations and (vii) that the Transaction may not achieve some or all of any anticipated benefits with respect to either business segment and that Transaction may not be completed in accordance with our expected plans or anticipated timelines, or at all; impacts from the COVID-19 pandemic on Vista Outdoor’s operations, the operations of our customers and suppliers and general economic conditions; supplier capacity constraints, production or shipping disruptions or quality or price issues affecting our operating costs; the supply, availability and costs of raw materials and components; increases in commodity, energy, and production costs; seasonality and weather conditions; our ability to complete acquisitions, realize expected benefits from acquisitions and integrate acquired businesses; reductions in or unexpected changes in or our inability to accurately forecast demand for ammunition, accessories, or other outdoor sports and recreation products; disruption in the service or significant increase in the cost of our primary delivery and shipping services for our products and components or a significant disruption at shipping ports; risks associated with diversification into new international and commercial markets, including regulatory compliance; our ability to take advantage of growth opportunities in international and commercial markets; our ability to obtain and maintain licenses to third-party technology; our ability to attract and retain key personnel; disruptions caused by catastrophic events; risks associated with our sales to significant retail customers, including unexpected cancellations, delays, and other changes to purchase orders; our competitive environment; our ability to adapt our products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; our ability to maintain and enhance brand recognition and reputation; others’ use of social media to disseminate negative commentary about us, our products, and boycotts; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury, and environmental remediation; our ability to comply with extensive federal, state and international laws, rules and regulations; changes in laws, rules and regulations relating to our business, such as federal and state ammunition regulations; risks associated with cybersecurity and other industrial and physical security threats; interest rate risk; changes in the current tariff structures; changes in tax rules or pronouncements; capital market volatility and the availability of financing; foreign currency exchange rates and fluctuations in those rates; general economic and business conditions in the United States and our markets outside the United States, including as a result of the war in Ukraine and the imposition of sanctions on Russia, the COVID-19 pandemic, conditions affecting employment levels, consumer confidence and spending, conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers. You are cautioned not to place undue reliance on any forward-looking statements we make. A more detailed description of risk factors that may affect our operating results can be found in Part 1, Item 1A, Risk Factors, of our Annual Report on Form 10-K for fiscal year 2023 and in the filings we make with SEC from time to time. We undertake no obligation to update any forward-looking statements, except as otherwise required by law.